Exhibit 99.2 2019 Earnings Release Presentation February 20, 2020

Available Information On February 20, 2020, Consolidated Edison, Inc. issued a press release reporting its 2019 earnings and filed with the Securities and Exchange Commission the company’s 2019 Form 10-K. This presentation should be read together with, and is qualified in its entirety by reference to, the earnings press release and the Form 10-K. Copies of the earnings press release and the Form 10-K are available at: www.conedison.com. (Select "For Investors" and then select "Press Releases" and “SEC Filings,” respectively.) Forward-Looking Statements This presentation contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as "forecasts," "expects," "estimates," "anticipates," "intends," "believes," "plans," "will" and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and speak only as of that time. Actual results or developments may differ materially from those included in the forward-looking statements because of various factors such as those identified in reports the company has filed with the Securities and Exchange Commission, including that the company's subsidiaries are extensively regulated and are subject to penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of processes and systems and the performance of employees and contractors could adversely affect it; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber-attack could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; a disruption in the wholesale energy markets or failure by an energy supplier or customer could adversely affect it; it has substantial unfunded pension and other postretirement benefit liabilities; its ability to pay dividends or interest depends on dividends from its subsidiaries; it requires access to capital markets to satisfy funding requirements; changes to tax laws could adversely affect it; its strategies may not be effective to address changes in the external business environment; and it also faces other risks that are beyond its control. Con Edison assumes no obligation to update forward-looking statements. Non-GAAP Financial Measures This presentation also contains financial measures, adjusted earnings and, for the Clean Energy Businesses (CEBs), adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), that are not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). These non-GAAP financial measures should not be considered as an alternative to net income for common stock, which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings excludes from net income for common stock certain items that the company does not consider indicative of its ongoing financial performance such as the effects of the CEBs' HLBV accounting for tax equity investors in certain renewable electric production projects and mark-to-market accounting. Adjusted EBITDA for the CEBs refers to the CEBs' net income for common stock, excluding the effects of HLBV and mark-to-market accounting, before interest, taxes, depreciation and amortization plus the pre-tax equivalent of production tax credits. Management uses adjusted earnings to facilitate the analysis of the company's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others the company's expectations regarding its future earnings and dividends on its common stock. Management uses the CEBs' adjusted EBITDA to evaluate the performance of the CEBs. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of the financial performance of the company and the CEBs. For more information, contact: Jan Childress, Director, Investor Relations Olivia M. Webb, Manager, Investor Relations Tel.: 212-460-6611, Email: childressj@coned.com Tel.: 212-460-3431, Email: webbo@coned.com www.conEdison.com 2

Table of Contents Page Organizational Structure and Plan 4 – 5 Dividend and Earnings Announcements 6 4Q 2019 Earnings 7 – 10 4Q 2019 Developments 11 – 13 2019 Earnings 14 – 17 Five-Year Reconciliation of Reported EPS (GAAP) to Adjusted EPS (Non-GAAP) 18 CECONY Electric & Gas Rate Plans 19 Earnings Adjustment Mechanisms (EAMs) and Positive Incentives 20 – 24 CECONY Energy Efficiency 25 – 26 Utilities' Rate Adjustments for Tax Cuts and Jobs Act of 2017 (TCJA) 27 – 28 CECONY Operations and Maintenance Expenses 29 Composition of Regulatory Rate Base 30 Average Rate Base Balances 31 Regulated Utilities' Rates of Return and Equity Ratios 32 Capital Expenditures and Utilities' Capital Expenditures 33 – 34 2019 Financing Activity 35 Financing Plan for 2020 - 2022 36 Capital Structure and Commercial Paper and Letters of Credit 37 – 38 Utilities' Sales and Revenues 39 – 43 2019 Summary Segmented Financial Statements 44 – 47 Rating Agency Credit Metrics 48 List of Notes to 2019 Form 10-K Financial Statements 49 3

Organizational Structure Market Cap(a): $30.1 billion Ratings(b): Baa1 / BBB+ / BBB+ Outlook(b): Negative / Stable / Stable Utilities Transmission Clean Energy Con Edison Con Edison Clean Energy Consolidated Transmission, Orange and Businesses, Edison Inc. Company of Rockland Inc. New York, Inc. Utilities, Inc. (Con Edison (Clean Energy (O&R) Transmission or (CECONY) CET) Businesses or CEBs) Rockland Con Edison Gas Consolidated Edison Electric Pipeline and Transmission, LLC Company Storage, LLC (RECO) (CET Gas) (CET Electric) a. As of December 31, 2019. Mountain Stagecoach b. Senior unsecured ratings and outlook shown in Valley Gas New York order of Moody’s / Standard & Poor's (S&P) / Pipeline, Services, Transco LLC Fitch. Ratings are not a recommendation to buy, LLC LLC sell or hold securities and may be subject to revision or withdrawal at any time. 12.5% 50% 45.7% 4

The Con Edison Plan Customer Focused Strategic Value Oriented Provide safe and Strengthen core utility Provide steady, reliable service delivery business predictable earnings Enhance the Pursue additional Maintain balance customer experience regulated growth sheet opportunities to add stability value in the evolving industry Achieve operational Grow existing clean Pay attractive, excellence and cost energy businesses growing dividends optimization and pursue additional clean energy growth opportunities consistent with our risk appetite CECONY has long-range plans to achieve its strategic priorities of public and employee safety, operational excellence, and an enhanced customer experience. The company’s 20-year plans for its electric and gas business are designed to help the company navigate today’s challenges while preparing for changes in the energy landscape. The plans are available on our website at the following links: https://www.coned.com/-/media/files/coned/documents/our-energy-future/our-energy-projects/electric-long-range-plan.pdf https://www.coned.com/-/media/files/coned/documents/our-energy-future/our-energy-projects/gas-long-range-plan.pdf 5

Dividend and Earnings Announcements • On January 16, 2020, the company issued a press release reporting that the company had declared a quarterly dividend of 76.5 cents a share on its common stock -- an annualized increase of 10 cents over the previous annualized dividend of $2.96 a share and its 46th consecutive annual increase. • On February 20, 2020, the company issued a press release forecasting its adjusted earnings per share for the year 2020 to be in the range of $4.30 to $4.50 a share(a). The company is also forecasting a five-year compounded annual adjusted earnings per share (EPS) growth rate of 3% to 5% based off 2020 adjusted earnings per share guidance. 4Q 2019 vs. 4Q 2018 2019 vs. 2018 $4.43 $4.38 $4.33 $4.09 $1.06 $0.89 $0.87 $0.77 2019 2018 2019 2018 2019 2018 2019 2018 Reported EPS (GAAP) Adjusted EPS (Non-GAAP) Reported EPS (GAAP) Adjusted EPS (Non-GAAP) a. Adjusted earnings per share exclude the effects of hypothetical liquidation at book value (HLBV) accounting for tax equity investments in certain of the Clean Energy Businesses' renewable electric production projects (approximately $(0.19) a share). Adjusted earnings per share also exclude the Clean Energy Businesses' net mark-to-market effects, the amount of which will not be determinable until year end. 6

4Q 2019 Earnings Net Income for Earnings per Share Common Stock ($ in Millions) 2019 2018 2019 2018 Reported Net Income for Common Stock and EPS – GAAP basis $0.89 $1.06 $295 $331 HLBV effects of the Clean Energy Businesses (pre-tax) 0.06 — 19 — Income taxes (a) (0.02) — (5) — HLBV effects of the Clean Energy Businesses (net of tax) 0.04 — 14 — Net mark-to-market effects of the Clean Energy Businesses (pre-tax) (0.08) 0.01 (28) 2 Income taxes (b) 0.02 — 7 1 Net mark-to-market effects of the Clean Energy Businesses (net of tax) (0.06) 0.01 (21) 3 Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs (pre-tax) — (0.42) — (126) Income taxes (b) — 0.12 — 35 Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs (net of tax) — (0.30) — (91) Adjusted Earnings and Adjusted EPS – non-GAAP basis $0.87 $0.77 $288 $243 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 26% for the three months ended December 31, 2019. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 25% for the three months ended December 31, 2019 and a combined federal and state income tax rate of 28% for the three months ended December 31, 2018. 7

Walk from 4Q 2018 EPS to 4Q 2019 EPS Variance in Reported EPS (GAAP) Variance in Adjusted EPS (Non-GAAP) $0.10 $0.01 $1.06 $0 $0.01 $0.89 $0.10 $0.01 $0.01 $0.87 $(0.28) $(0.01) $0.77 $(0.02) (a) (a) 4Q 2018 CECONY O&R CEBs CET Other 4Q 2019 4Q 2018 CECONY O&R CEBs CET Other 4Q 2019 Reported Reported Adjusted Adjusted EPS EPS EPS EPS a. Includes parent company and consolidation adjustments. 8

4Q 2019 vs. 4Q 2018 EPS Variances – Three Months Ended Variation

CECONY[a]		
Changes in rate plans	$ 0.19	Reflects higher electric and gas net base revenues of $0.11 a share and $0.04 a share, respectively, due primarily to electric and gas base rate increases in January 2019 under the company's rate plans, and higher incentives earned under the electric earnings adjustment mechanisms and positive incentives of $0.07 a share, offset, in part, by electric negative revenue adjustments of $(0.02) a share.
Weather impact on steam revenues	(0.01)	Reflects the impact of warmer winter weather in 2019.
Operations and maintenance expenses	0.05	Reflects timing of compensation cost of $0.02 a share, lower consultant cost of $0.01 a share, lower software maintenance and licenses cost of $0.01 a share, and lower uncollectibles of $0.01 a share.
Depreciation, property taxes and other tax matters	(0.16)	Reflects higher property taxes of $(0.07) a share and higher depreciation and amortization expense of $(0.06) a share, both of which are recoverable under the rate plans, and the absence of New York State sales and use tax refunds received in 2018 of $(0.03) a share.
Other	0.03	Reflects primarily lower costs associated with components of pension and other postretirement benefits other than service cost of $0.05 a share and the Company's share of a gain on sale of property of $0.02 a share, offset, in part, by the dilutive effect of Con Edison's stock issuances of $(0.05) a share.
Total CECONY	**$ 0.10**	
O&R[a]		
Changes in rate plans	0.04	Reflects electric and gas base rate increases of $0.01 a share and $0.03 a share, respectively, under the company's rate plans, effective January 1, 2019.
Operations and maintenance expenses	(0.03)	Reflects higher energy efficiency program cost of $(0.01) a share and higher low-income program cost of $(0.01) a share, both of which are recoverable under the rate plans, and lower recoveries for workers' compensation of $(0.01) a share.
Total O&R	**$ 0.01**	
Clean Energy Businesses		
Operating revenues less energy costs	0.10	Reflects higher revenues from renewable electric production projects resulting from the December 2018 acquisition of Sempra Solar Holdings, LLC, including the consolidation of certain jointly-owned projects that were previously accounted for as equity investments of $0.13 a share, offset, in part, by lower energy services revenues of $(0.03) a share.
Operations and maintenance expenses	0.01	Reflects primarily lower energy services costs.
Depreciation and amortization	(0.07)	Reflects an increase in renewable electric production projects resulting from the December 2018 acquisition of Sempra Solar Holdings, LLC.
Net interest expense	0.02	Reflects unrealized gains on interest rate swaps of $0.07 a share, offset, in part, by an increase in debt resulting from the December 2018 acquisition of Sempra Solar Holdings, LLC of $(0.05) a share.
HLBV effects	(0.04)	
Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs in 2018	(0.29)	
Other	(0.01)	Reflects the absence in 2019 of equity income from certain jointly-owned projects that were accounted for as equity investments in 2018 but consolidated after the December 2018 acquisition of Sempra Solar Holdings, LLC.
Total CEBs	**$ (0.28)**	
Con Edison Transmission		
Total CET	**$ 0.01**	Reflects higher allowance for funds used during construction from the Mountain Valley Pipeline project.
Other		
Parent company and consolidation adjustments	**$ (0.01)**	Reflects 2018 transaction costs related to the acquisition of Sempra Solar Holdings, LLC.
Reported EPS (GAAP)	**$ (0.17)**	
HLBV effects of the Clean Energy Businesses	0.04	
Net mark-to-market effects of the Clean Energy Businesses	(0.07)	
Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs in 2018	0.30	
Adjusted EPS (non-GAAP)	**$ 0.10**	

a. Under the revenue decoupling mechanisms in the Utilities' New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison's results of operations.

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4Q 2019 vs. 4Q 2018 EPS Reconciliation by Company

Three Months Ended December 31, 2019

	CECONY	O&R	CEBs	CET	Other[c]	Total
Reported EPS – GAAP basis	**$0.82**	**$0.03**	**$—**	**$0.05**	**$(0.01)**	**$0.89**
HLBV effects of the Clean Energy Businesses (pre-tax)	—	—	0.06	—	—	0.06
Income taxes (a)	—	—	(0.02)	—	—	(0.02)
HLBV effects of the Clean Energy Businesses (net of tax)	**—**	**—**	**0.04**	**—**	**—**	**0.04**
Net mark-to-market gains (pre-tax)	—	—	(0.08)	—	—	(0.08)
Income taxes (b)	—	—	0.02	—	—	0.02
Net mark-to-market gains (net of tax)	**—**	**—**	**(0.06)**	**—**	**—**	**(0.06)**
Adjusted EPS – Non-GAAP basis	**$0.82**	**$0.03**	**$(0.02)**	**$0.05**	**$(0.01)**	**$0.87**

Three Months Ended December 31, 2018

	CECONY	O&R	CEBs	CET	Other[c]	Total
Reported EPS – GAAP basis	**$0.72**	**$0.02**	**$0.28**	**$0.04**	**$—**	**$1.06**
Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs (pre-tax)	—	—	(0.41)	—	(0.01)	(0.42)
Income taxes (b)	—	—	0.12	—	—	0.12
Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs (net of tax)	**—**	**—**	**(0.29)**	**—**	**(0.01)**	**(0.30)**
Net mark-to-market losses (pre-tax)	—	—	0.01	—	—	0.01
Income taxes (b)	—	—	—	—	—	—
Net mark-to-market losses (net of tax)	**—**	**—**	**0.01**	**—**	**—**	**0.01**
Adjusted EPS – Non-GAAP basis	**$0.72**	**$0.02**	**$—**	**$0.04**	**$(0.01)**	**$0.77**

a. The amount of income taxes was calculated using a combined federal and state income tax rate of 26% for the three months ended December 31, 2019.
b. The amount of income taxes was calculated using a combined federal and state income tax rate of 25% for the three months ended December 31, 2019 and a combined federal and state income tax rate of 28% for the three months ended December 31, 2018.
c. Includes parent company and consolidation adjustments.

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4Q 2019 Developments(a) CECONY & O&R • In January 2020, the New York State Public Service Commission (NYSPSC) approved an October 2019 Joint Proposal for CECONY electric and gas rate plans for the three-year period January 2020 through December 2022 reflecting an 8.8 percent return on common equity and a common equity ratio of 48 percent. (pages 9, 121-125) • In January 2020, the New Jersey Board of Public Utilities (NJBPU) approved an electric rate increase, effective February 1, 2020, of $12 million for RECO reflecting, among other things, a 9.5 percent return on common equity and a common equity ratio of 48.32 percent. (page 131) • In March 2019, the NYSPSC ordered CECONY to show cause why the NYSPSC should not commence a penalty action and prudence proceeding against CECONY for alleged violations of gas operator qualification, performance, and inspection requirements. At December 31, 2019, the company had accrued a $10 million liability related to this matter. (page 132) • The Utilities’ current five-year forecasts for 2020-2024 of average annual change in the peak demand in their service areas at design conditions (pages 9, 22, 24-28): Electric Gas Steam CECONY (0.1) percent 1.5 percent (0.4) percent O&R (0.2) percent 0.7 percent • The aggregate capacities of the distributed generation projects connected to the CECONY and O&R distribution systems at December 31, 2019 were 490 MW and 148 MW, respectively. The 2020 electric peak forecasts for CECONY and O&R are 13,220 MW and 1,555 MW, respectively. (pages 20, 22, 27) a. Page references to 2019 Form 10-K. 11

4Q 2019 Developments (cont'd)(a) CECONY & O&R • In January 2020, the NYSPSC issued an order directing energy efficiency targets and budgets for New York utilities. The order approved $2,000 million statewide for electric and gas energy efficiency programs and heat pump budgets, and associated targets, for the years 2021 through 2025 to meet the NYSPSC’s goal of reducing electric use by 3 percent and gas use by 1.3 percent annually by 2025. The order authorized budgets for the years 2021 through 2025 for: electric energy efficiency programs of $593 million and $13 million for CECONY and O&R, respectively; gas energy efficiency programs of $235 million and $12 million for CECONY and O&R, respectively; and heat pump programs of $227 million and $15 million for CECONY and O&R, respectively. (page 36) • In December 2019, CECONY completed a study of climate change vulnerability. The study evaluated present-day infrastructure, design specifications and procedures under a range of potential climate futures. The study identified sea level rise, coastal storm surge, inland flooding from intense rainfall, hurricane-strength winds and extreme heat to be the company’s most significant climate-driven risks to its electric, gas and steam systems. The study estimates that the company might need to invest between $1,800 million and $5,200 million by 2050 on targeted programs to adapt to potential impacts from climate change. The company will further evaluate its future climate change adaptation strategies and associated costs to develop a climate change implementation plan by the end of 2020. (page 36) • Con Edison’s more than 50 percent decrease in direct GHG emissions (carbon dioxide, methane and sulfur hexafluoride) from the 2005 baseline (6.0 million metric tons) reflects the emission reductions resulting from equipment and repair projects, reduced steam demand, the increased use of natural gas in lieu of fuel oil at CECONY’s steam production facilities as well as projects to reduce sulfur hexafluoride emissions and to replace gas distribution pipes. (page 36) a. Page references to 2019 Form 10-K. 12

4Q 2019 Developments (cont'd)(a) Clean Energy Businesses • The Clean Energy Businesses have 3,045 MW (AC) of utility-scale renewable energy production projects in service (2,628 MW) or in construction (417 MW) and 56 MW (AC) of behind-the-meter renewable energy production projects in service (54 MW) or in construction (2 MW). (page 29) • 5,506 million of kWh of electricity was generated from solar projects and 1,333 million of kWh generated from wind projects for the year ending December 31, 2019. (page 30) • Regarding the Pacific Gas and Electric Company (PG&E) bankruptcy, at December 31, 2019, Con Edison’s consolidated balance sheet included $819 million of net non-utility plant relating to the PG&E Projects, $1,057 million of intangible assets relating to the PG&E PPAs, $282 million of net non-utility plant of additional projects that secure the related project debt, and $1,001 million of non-recourse related project debt. The PG&E bankruptcy is an event of default under the PG&E PPAs. Pursuant to the related project debt agreements, distributions from the related projects to the Clean Energy Businesses have been suspended. Unless the lenders for the related project debt otherwise agree, the lenders may, upon written notice, declare principal and interest on the related project debt to be due and payable immediately and, if such amounts are not timely paid, foreclose on the related projects. (pages 9, 115-116) Con Edison Transmission • In October 2019, the operator of the Mountain Valley pipeline, which is being constructed by a joint venture in which CET Gas has a 12.5 percent ownership interest, indicated that it expects a late 2020 full in-service date for the project at an overall project cost of $5,300 million to $5,500 million, excluding allowance for funds used during construction. CET Gas, as it was permitted to do under the joint venture agreement, has limited its cash contributions to the joint venture to approximately $530 million and, as a result, expects that its ownership interest in the joint venture will be reduced from 12.5 percent to approximately 10 percent based on the current project cost estimate. At December 31, 2019, CET Gas' cash contributions to the joint venture amounted to $530 million. (page 31, 170) a. Page references to 2019 Form 10-K. 13

2019 Earnings Net Income for Earnings per Share Common Stock ($ in Millions) 2019 2018 2019 2018 Reported Net Income for Common Stock and EPS – GAAP basis $4.09 $4.43 $1,343 $1,382 HLBV effects of the Clean Energy Businesses (pre-tax) 0.31 — 98 — Income taxes (a) (0.09) — (24) — HLBV effects of the Clean Energy Businesses (net of tax) 0.22 — 74 — Net mark-to-market effects of the Clean Energy Businesses (pre-tax) 0.10 0.03 27 8 Income taxes (b) (0.03) (0.01) (6) (2) Net mark-to-market effects of the Clean Energy Businesses (net of tax) 0.07 0.02 21 6 Income tax effect of the TCJA — 0.14 — 42 Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs (pre-tax) — (0.36) — (114) Income taxes (b) — 0.10 — 33 Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs (net of tax) — (0.26) — (81) Adjusted Earnings and Adjusted EPS – non-GAAP basis $4.38 $4.33 $1,438 $1,349 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 24% for the year ended December 31, 2019. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 22% for the year ended December 31, 2019 and a combined federal and state income tax rate of 28% for the year ended December 31, 2018. 14

Walk from 2018 EPS to 2019 EPS Variance in Reported EPS (GAAP) Variance in Adjusted EPS (Non-GAAP) $4.43 $0.02 $4.33 $0.02 $0.03 $0.01 $0.03 $4.38 $(0.04) $0.19 $4.09 $0.01 $(0.04) $(0.52) (a) 2018 CECONY O&R CEBs CET Other 2019 2018 CECONY O&R CEBs CET Other (a) 2019 Reported Reported Adjusted Adjusted EPS EPS EPS EPS a. Includes parent company and consolidation adjustments. 15

2019 vs. 2018 EPS Variances – Year Ended Variation

CECONY[a]		
Changes in rate plans	$ 0.76	Reflects higher electric and gas net base revenues of $0.53 a share and $0.16 a share, respectively, due primarily to electric and gas base rate increases in January 2019 under the company's rate plans, higher incentives earned under the electric earnings adjustment mechanisms and positive incentives of $0.06 a share, and growth in the number of gas customers of $0.03 a share, offset, in part, by electric negative revenue adjustments of $(0.03) a share.
Weather impact on steam revenues	(0.06)	Reflects the impact of warmer winter weather in 2019.
Operations and maintenance expenses	(0.19)	Reflects higher costs for pension and other postretirement benefits of $(0.15) a share, which are recoverable under the rate plans, and higher stock-based compensation of $(0.07) a share, offset, in part, by lower consultant costs of $0.04 a share.
Depreciation, property taxes and other tax matters	(0.54)	Reflects higher property taxes of $(0.26) a share and higher depreciation and amortization expense of $(0.23) a share, both of which are recoverable under the rate plans, and the absence of New York State sales and use tax refunds received in 2018 of $(0.07) a share, offset, in part, by lower sales and use tax of $0.02 a share, upon conclusion of the audit assessment.
Other	(0.01)	Reflects the dilutive effect of Con Edison's stock issuances of $(0.21) a share, offset, in part, by lower costs associated with components of pension and other postretirement benefits other than service cost of $0.19 a share.
Total CECONY	**$ (0.04)**	
O&R[a]		
Changes in rate plans	0.08	Reflects an electric base rate increase, offset, in part, by a gas base rate decrease under the company's rate plans, effective January 1, 2019.
Operations and maintenance expenses	(0.01)	Reflects higher stock-based compensation.
Depreciation, property taxes and other tax matters	(0.02)	Reflects higher depreciation and amortization expense.
Other	(0.03)	Includes the dilutive effect of Con Edison's stock issuances of $(0.01) a share.
Total O&R	**$ 0.02**	
Clean Energy Businesses		
Operating revenues less energy costs	0.53	Reflects higher revenues from renewable electric production projects resulting from the December 2018 acquisition of Sempra Solar Holdings, LLC, including the consolidation of certain jointly-owned projects that were previously accounted for as equity investments of $0.81 a share, offset, in part, by lower engineering, procurement and construction services revenues of $(0.34) a share.
Operations and maintenance expenses	0.15	Reflects lower engineering, procurement and construction costs of $0.19 a share and lower energy services costs of $0.04 a share, offset, in part, by higher costs associated with additional renewable electric production projects in operation resulting from the December 2018 acquisition of Sempra Solar Holdings, LLC. of $(0.06) a share.
Depreciation and amortization	(0.34)	Reflects an increase in renewable electric production projects resulting from the December 2018 acquisition of Sempra Solar Holdings, LLC.
Net interest expense	(0.29)	Reflects an increase in debt resulting from the December 2018 acquisition of Sempra Solar Holdings, LLC.
HLBV effects	(0.22)	
Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs in 2018	(0.28)	
Other	(0.07)	Reflects the absence in 2019 of equity income from certain jointly-owned projects that were accounted for as equity investments in 2018 but consolidated after the December 2018 acquisition of Sempra Solar Holdings, LLC.
Total Clean Energy Businesses	**$ (0.52)**	
Con Edison Transmission		
Total CET	**$ 0.01**	Reflects higher allowance for funds used during construction from the Mountain Valley Pipeline project.
Other		
Parent company and consolidation adjustments	**$ 0.19**	Reflects lower New York State capital tax of $0.02 a share. Also reflects 2018 TCJA re-measurement of $0.14 a share and transaction costs related to the acquisition of Sempra Solar Holdings, LLC of $0.02 a share.
Reported EPS (GAAP)	**$ (0.34)**	
HLBV effects of the Clean Energy Businesses	0.22	
Net mark-to-market effects of the Clean Energy Businesses	0.05	
Income tax effect of the TCJA in 2018	(0.14)	
Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs in 2018	0.26	
Adjusted EPS (non-GAAP)	**$ 0.05**	

a. Under the revenue decoupling mechanisms in the Utilities' New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison's results of operations.

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2019 vs. 2018 EPS Reconciliation by Company

Year Ended December 31, 2019

	CECONY	O&R	CEBs	CET	Other[c]	Total
Reported EPS – GAAP basis	**$3.80**	**$0.21**	**$(0.06)**	**$0.16**	**$(0.02)**	**$4.09**
HLBV effects of the Clean Energy Businesses (pre-tax)	—	—	0.31	—	—	0.31
Income taxes (a)	—	—	(0.09)	—	—	(0.09)
HLBV effects of the Clean Energy Businesses (net of tax)	**—**	**—**	**0.22**	**—**	**—**	**0.22**
Net mark-to-market losses (pre-tax)	—	—	0.10	—	—	0.10
Income taxes (b)	—	—	(0.03)	—	—	(0.03)
Net mark-to-market losses (net of tax)	**—**	**—**	**0.07**	**—**	**—**	**0.07**
Adjusted EPS – Non-GAAP basis	**$3.80**	**$0.21**	**$0.23**	**$0.16**	**$(0.02)**	**$4.38**

Year Ended December 31, 2018

	CECONY	O&R	CEBs	CET	Other[c]	Total
Reported EPS – GAAP basis	**$3.84**	**$0.19**	**$0.46**	**$0.15**	**$(0.21)**	**$4.43**
Income tax effect of the TCJA	**—**	**—**	**—**	**—**	**0.14**	**0.14**
Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs (pre-tax)	—	—	(0.39)	—	0.03	(0.36)
Income taxes (b)	—	—	0.11	—	(0.01)	0.10
Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs (net of tax)	**—**	**—**	**(0.28)**	**—**	**0.02**	**(0.26)**
Net mark-to-market losses (pre-tax)	—	—	0.03	—	—	0.03
Income taxes (b)	—	—	(0.01)	—	—	(0.01)
Net mark-to-market losses (net of tax)	**—**	**—**	**0.02**	**—**	**—**	**0.02**
Adjusted EPS – Non-GAAP basis	**$3.84**	**$0.19**	**$0.20**	**$0.15**	**$(0.05)**	**$4.33**

a. The amount of income taxes was calculated using a combined federal and state income tax rate of 24% for the year ended December 31, 2019.
b. The amount of income taxes was calculated using a combined federal and state income tax rate of 22% for the year ended December 31, 2019 and a combined federal and state income tax rate of 28% for the year ended December 31, 2018.
c. Includes parent company and consolidation adjustments.

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Five-Year Reconciliation of Reported EPS (GAAP) to Adjusted EPS (Non-GAAP)

12 Months Ending December 31,

	2015	2016	2017	2018[(c)]	2019[(c)]
Reported EPS – GAAP basis	**$4.07**	**$4.15**	**$4.97**	**$4.43**	**$4.09**
Income tax effect of the TCJA	**—**	**—**	**(0.85)**	**0.14**	**—**
HLBV effects of the Clean Energy Businesses (pre-tax)	—	—	—	—	0.31
Income taxes (b)	—	—	—	—	(0.09)
HLBV effects of the Clean Energy Businesses (net of tax)	**—**	**—**	**—**	**—**	**0.22**
Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs (pre-tax) (a)	—	—	—	(0.36)	—
Income taxes (b)	—	—	—	0.10	—
Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs (net of tax)	**—**	**—**	**—**	**(0.26)**	**—**
Gain on sale of the CEBs' retail electric supply business (pre-tax)	—	(0.35)	—	—	—
Income taxes (b)	—	0.16	—	—	—
Gain on sale of the CEBs' retail electric supply business (net of tax)	**—**	**(0.19)**	**—**	**—**	**—**
Goodwill impairment related to the CEBs' energy services business (pre-tax)	—	0.07	—	—	—
Income taxes (b)	—	(0.03)	—	—	—
Goodwill impairment related to the CEBs' energy services business (net of tax)	**—**	**0.04**	**—**	**—**	**—**
Impairment of assets held for sale (pre-tax)	0.02	—	—	—	—
Income taxes (b)	(0.01)	—	—	—	—
Impairment of assets held for sale (net of tax)	**0.01**	**—**	**—**	**—**	**—**
Net mark-to-market effects of the CEBs (pre-tax)	—	(0.02)	—	0.03	0.10
Income taxes (b)	—	0.01	—	(0.01)	(0.03)
Net mark-to-market effects of the CEBs (net of tax)	**—**	**(0.01)**	**—**	**0.02**	**0.07**
Adjusted EPS – Non-GAAP basis	**$4.08**	**$3.99**	**$4.12**	**$4.33**	**$4.38**

a. Gain recognized with respect to jointly owned renewable electric production projects on completion of the acquisition.
b. The amount of income taxes was calculated using applicable combined federal and state income tax rates for the year ended December 31, 2019 and the years 2015 – 2018.
c. Federal income tax rate lowered to 21% from 35% upon enactment of the TCJA on December 22, 2017.

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Summary of CECONY Electric & Gas Rate Plans On January 16, 2020, the New York State Public Service Commission (NYSPSC) approved the October 2019 Joint Proposal for CECONY’s electric and gas delivery service rate plans for January 2020 through December 2022 Rate Changes and Capital Expenditures Electric Gas Case number 19-E-0065 Case number 19-G-0066 Rate Average Capital Rate Average Capital ($ millions) Change Rate Base Expenditure Change* Rate Base Expenditure Rate Year 1: 2020 $113 $21,660 $2,135 $84 $7,171 $1,073 Rate Year 2: 2021 370 22,783 2,137 122 7,911 1,055 Rate Year 3: 2022 326 23,926 1,917 167 8,622 989 *The gas base rate increases shown above will be implemented with increases of $47 million in Year 1; $176 million in Year 2; and $170 million in Year 3 in order to levelize customer bill impacts Return on Equity and Equity Ratio Return on equity……………..8.8% Equity ratio……………………48% Earnings sharing threshold is 9.3% based on CECONY’s actual average common equity ratio up to 50% 19

CECONY Earnings Adjustment Mechanisms (EAMs) and Positive Incentives

Earnings Adjustment Mechanisms[a]



($ in millions)
90
80
70
60
50
40
30
20
10
0
$18
$13
$42
$25
$58
$43
2017
2018
2019 (b)

EAMs and positive incentives do not count toward the calculation of earnings-sharing thresholds

Positive Incentives[a] [c] [d]



($ in millions)
30
25
20
15
10
5
0
$0
$8
$8
$4
$16
$16
$8
$12
2017
2018 (e)
2019 (e)
2020
Min
Max
Achieved / Projected

a. CECONY's electric and gas rate plans expired on December 31, 2019.

b. For the three months and year ended December 31, 2019, CECONY recorded earnings adjustment mechanisms of $39 million and $43 million, respectively.

c. In 2017 and 2018, CECONY achieved positive incentives of $12 million and $11 million, respectively, one third of which, pursuant to the accounting rules for alternative revenue recognition of the collection of such incentives under the previous rate plans (GAAP), will be recorded ratably from 2018 to 2020 and also reflected in the minimum and maximum amounts for the related period.

d. In 2019, CECONY achieved positive incentives of $12 million. Pursuant to GAAP, two thirds and one third of the positive incentives achieved in 2019 were recorded in 2019 and will be recorded in 2020, respectively, and also reflected in the positive incentives minimum amount for the 2020 period. For the three months and year ended December 31, 2019, CECONY recorded positive incentives of $10 million and $16 million, respectively, which were achieved in years 2017 through 2019.

e. Does not reflect electric negative revenue adjustments of $15 million recorded in 2019 and gas negative revenue adjustment of $4 million recorded 2018.

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Earnings Adjustment Mechanisms (EAMs) Promote Energy Efficiency and Clean Technologies

New rate period EAMs bring greater complexity and new challenges to reach NYS energy efficiency goals

	Earned Adjustment Mechanism	Description	Goal
Electric / Gas	Share the Savings	Lifetime MMBTU (one million British Thermal Units) savings unit cost reductions	Reduce the unit cost of lifetime energy savings below unit cost levels approved by the NYSPSC
Electric / Gas	Deeper Energy Efficiency (EE)	Achievement of energy efficiency (EE) savings over three years from measures considered "deeper"	Encourage "deeper" EE measures, which are necessary to achieve NYS' long-term environmental goals. These measures are more technically challenging, require more lead time, and/or are more expensive for customers to implement
Electric	Distributed Energy Resources (DER) Utilization	Solar PV, Storage and Wind adoption by customers (in megawatt-hour (MWh))	Expand use of DER interconnected to CECONY's grid for the purpose of reducing customer reliance on grid-supplied electricity
Electric	Beneficial Electrification	GHG reductions provided by electric vehicles (EVs) and Heat Pumps	Adoption of beneficial electrification technologies which leads to lifetime CO_2 emissions reduction
Electric	Electric Peak Reduction	Electric peak reduction below adjusted NYISO installed capacity (ICAP) forecast for CECONY service territory	Achieve coincident electric system peak reductions in the service territory to provide system benefits and lower supply costs
Electric	Locational System Relief Value Load Factor	Maintaining or improving the load factor of a certain number of networks or load areas	Improve the load factor of more constrained portions of the distribution system that are not currently or likely non-wires alternatives areas
Gas	Gas Peak Reduction	Reduction of gas peak day per heating degree	Reduce system peak gas demand to reduce gas capacity and supply needs

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Potential 2020 CECONY Earnings Adjustment Mechanisms*

Improvement in energy efficiency outcomes and changes in customer behavior are required in order for CECONY to achieve 2020 EAM targets established in the NYSPSC's New Efficiency: New York (NENY) Order

	EAM	Units	2019 Actual Performance	2020 Threshold: Performance to Start Incentive	2020 Threshold: Variance from 2019 Actual	Possible Incentive Range
Funded Energy Efficiency Program Achievements	Share the Savings	Lifetime MMBTU saved (MM)	TBD[a]	21.4[b]	TBD[a]	30% of $ / liftetime MMBTU savings applied to acquired non-low-moderate income EE savings
		$ / lifetime MMBTU	TBD[a]	$8.03[c]	TBD[a]	
	Deeper Energy Efficiency (EE)	Lifetime MMBTU saved (MM)	TBD[a]	8.7[c]	TBD[a]	$0 - $21.3 million
Service Territory Outcomes	Distributed Energy Resources Utilization	MWh dispatched	63,474[b]	80,500	+27%	$0 - $14.5 million
	Beneficial Electrification	Metric tons CO2 saved	151,408[b]	298,220[c]	+97%	$0 - $14.5 million
	Electric System Peak Reduction	MW	13,172	13,043	-129 MWs	$0 - $11.6 million
	Gas System Peak Reduction	Dth-day / heating degree day	—	TBD[d]	—	$0 - $3.9 million
	Locational System Relief Value Load Factor	# areas improved year-over-year	TBD[a]	5	TBD[a]	$0 - $7.3 million

a. Awaiting data
b. Estimated
c. Reflects changes to CECONY rate plan from New Efficiency: New York Order
d. 2019 actual performance and 2020 performance target will not be set until after 2019-2020 winter season ends

* CECONY's rate plans also provide for negative revenue adjustments, as described in Note B to the financial statements in the 10-K.

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Positive Incentives Promote Safety and Customer Service Earned Adjustment Mechanism Description Goal Residential Service Targets for decrease in residential Meet targets for residential service terminations, Termination / service terminations, bad debt bad debt write-offs and arrears each rate year; Uncollectible / write-offs and arrears positive incentives earned will be allocated Arrears between electric and gas Electric / Gas Leak Management: Reduce the leak backlog below the associated Year-End Total Reduction of the gas leak backlog annual targets for each rate year; 85% of leaks in Backlog each year must be repaired within 60 days Emergency Gas leak or odor call response time Respond to gas leak or odor calls within 30 Response performance minutes for at least 95 percent of all calls for each Gas year of the rate plan Reduce the number of total damages to company Damage Damage prevention performance gas facilities made by any party for each year of Prevention per 1,000 one-call tickets the rate plan 23

Potential 2020 CECONY Positive Incentives

Continued efforts related to gas safety and customer operations are required in order for CECONY to achieve 2020 positive incentive targets set forth in the CECONY Rate Plan

			2020 Threshold		Possible Incentive Range	
Positive Incentive	**Units**	**2019 Actual Performance**	**Performance to Start Incentive**	**Variance From 2019 Actual**	**basis points**	**$**
Residential Service Termination / Uncollectible / Arrears	Residential service terminations, bad debt write-offs, and arrears	Terminations = 58,101 Bad debt-write-offs = $44,858,724 Arrears = $324,611,621	Terminations < or = 37,918 Bad debt write-offs < or = $33,765,222 Arrears < or = $249,039,027 (a)(b)	35% decrease in terminations 25% decrease in bad debt write-offs 23% decrease in arrears	N/A	$2 million - $6 million
			Terminations < or = 45,533 Bad debt write-offs < or = $36,467,907 Arrears < or = $242,023,946 (a)(b)	22% decrease in terminations 19% decrease in bad debt write-offs 25% decrease in arrears		
Leak Management: Year-End Total Backlog	Leak backlog inventory	286	200	-86	1-4 bps	$480,000 - $1.92 million (c)
Emergency Response	% response in 30 minutes	95%	95%	0%	2-6 bps	$960,000 - $2.88 million (c)
Damage Prevention	Ratio of total damages to tickets	1.32	1.5	N/A	5-10 bps	$2.4 million - $4.8 million (c)

a. Arrears component was added to the residential service termination and uncollectible positive incentive in the 2020-2022 CECONY rate plan
b. A positive incentive can be recognized if the company achieves either set of targets
c. The revenue requirement equivalent of a basis point on common equity capital per the gas revenue requirements under CECONY's rate plan is estimated to be $480,000 in 2020

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Energy Efficiency Budgets are Addressed in CECONY Rate Plan Energy efficiency spending of approximately $700 million over rate plan aligns with New Efficiency: New York initiative goals CECONY Electric & Gas Energy Efficiency Budgets ($ in millions) a. 2020-2022 amounts approved in the January 2020 New Efficiency: New York Order, Case 18-M-0084 25

Lowering Emissions with Energy Efficiency Targets New energy efficiency efforts from CECONY customers are expected to avoid 2.7 million metric tons of carbon dioxide equivalent over 2019-2022 a. 2020-2022 amounts subject to the New Efficiency: New York Order, Case 18-M-0084 b. 2020-2022 Electric includes Heat Pump equivalent MWh targets 26

Utilities' Rate Adjustments for Tax Cuts and Jobs Act of 2017 (TCJA)(a) New York State Public Service Commission Order in Case 17-M-0815 – Proceeding on Motion of the Commission on Changes in Law that May Affect Rates (August 9, 2018) CECONY Electric • Pursuant to the rate plan approved on January 16, 2020 (Case 19-E-0065), TCJA net benefits are reflected as follows: – the 2019 savings from the TCJA were passed back to customers in 2019 – pass back of the 2018 savings ($377 million) over a three-year period – $126 million annually – pass back of protected portion of net regulatory liability for excess deferred income taxes ($1,663 million) over remaining lives of the related assets - approximately $50 million annually - and the unprotected portion ($784 million) over a five-year period - $157 million annually, as proposed in the initial filing CECONY Gas • Pursuant to the rate plan approved on January 16, 2020 (Case 19-G-0066), TCJA net benefits are reflected as follows: – the 2019 savings from the TCJA were passed back to customers in 2019 – pass back of the remaining portion of the 2018 savings ($63 million) over a two-year period – $32 million annually – pass back of protected portion of net regulatory liability for excess deferred income taxes ($725 million) over remaining lives of the related assets - approximately $14 million annually - and the unprotected portion ($107 million) over a five-year period - $21 million annually, as proposed in the initial filing CECONY Steam • Customer credit of $25 million started on October 1, 2018 and includes: – annual ongoing tax savings of $14 million – pass back of January – September 2018 tax savings ($15 million) over a three-year period – $5 million annually – pass back of protected and unprotected portions of net regulatory liability for excess deferred income taxes ($169 million and $16 million, respectively) over the life of the assets – $6 million annually (amortization period for unprotected balance will be reviewed in the next rate case filing) a. See Note B – Regulatory Matters/Other Regulatory Matters on pages 120 – 134 and Note L – Income Taxes on pages 152 – 156 in the 2019 Form 10-K. 27

Utilities' Rate Adjustments for Tax Cuts and Jobs Act of 2017 (TCJA) (cont'd)(a) O&R Electric and Gas • O&R, pursuant to the November 2018 joint proposal (Case 18-E-0067; 18-G-0068), is reflecting its TCJA net benefits as follows: – annual ongoing savings of $18 million      – pass back of 2018 savings ($22 million) over a three-year period – $7 million annually – pass back of protected portion of net regulatory liability for excess deferred income taxes ($123 million) over remaining lives of the related assets and the unprotected portion ($30 million) over a fifteen-year period - $4 million annually Rockland Electric Company (RECO) • NJBPU Docket No. AX1801001 – In the Matter of the Board’s Consideration of the 2017 Tax Cuts and Jobs Act – $2.9 million rate decrease started on April 1, 2018 – customers were paid $1 million in July 2018 for January to March 2018 tax savings – pass back of protected portion of net regulatory liability for excess deferred income taxes ($14 million) over remaining lives of the related assets and the unprotected portion ($10 million) over a three-year period – $3 million annually • FERC Docket No. EL18-111-000 – In November 2018, the Federal Energy Regulatory Commission (FERC) issued an order directing RECO to refund $0.6 million to its transmission customers and reducing its annual transmission revenue requirement by an immaterial amount to reflect the TCJA. a. See Note B – Regulatory Matters/Other Regulatory Matters on pages 120 – 134 and Note L – Income Taxes on pages 152 – 156 in the 2019 Form 10-K. 28

CECONY Operations and Maintenance Expenses ($ in millions) Departmental Other Expenses(a) $1,652 $1,563 $1,528 $1,553 $1,464 $1,477 $1,417 $344 Other $1,140 $1,072 $352 $1,002 $550 $998 $304 $294 $321 $891 Regulatory Fees and $252 Assessments (b) $469 $464 $476 $444 $350 Health Care/ Other Employee $159 Benefits $364 $160 $170 Pension/ $162 $170 $166 OPEBs $159 $134 $127 $58 $71 2015 2016 2017 2018 2019 2020E 2015 2016 (c) 2017 (c) 2018 (c) 2019 (c) 2020E (c) a. Other Expenses generally are either reconciled through amounts reflected in rates, or represent surcharges that are recovered in revenues from customers. b. Includes Demand Side Management, System Benefit Charges and Public Service Law 18A assessments which are collected in revenues. c. Excludes non-service components of Pension/OPEBs pursuant to Accounting Standards Update 2017-07. See page 137 of the 2019 Form 10-K. 29

Composition of Regulatory Rate Base(a) (as of December 31, 2019) CECONY ($ in millions) Electric NY $21,149 Gas NY 6,408 Steam NY 1,451 Total CECONY $29,008 O&R ($ in millions) O&R Electric NY $842 O&R Gas NY 455 RECO NJ 254 Total O&R $1,551 CECONY CECONY Gas CECONY O&R RECO Total Rate Base $30,559 Electric Steam a. Average rate base for 12 months ended December 31, 2019. . 30

Average Rate Base Balances ($ in millions) 5.4% 3-year CAGR $35,783 $33,872 $1,796 $31,930 $30,559 $1,741 $33,987 $1,661 $32,131 $28,515 $1,551 $30,269 $1,458 $29,008 $25,014 $26,014 $24,522 $1,376 $27,057 $1,304 O&R $1,357 $24,638 $23,165 $23,710 CECONY Actual Forecast 2015 2016 2017 2018 2019 2020E(a) 2021E(a) 2022E(a) Electric $ 17,599 $ 17,971 $ 18,513 $ 20,057 $ 21,149 $ 21,660 $ 22,783 $ 23,926 CECONY Gas 4,023 4,267 4,723 5,581 6,408 7,171 7,911 8,622 Steam 1,543 1,472 1,402 1,419 1,451 1,438 1,437 1,439 Electric 769 731 759 806 842 906 948 964 O&R Gas 386 362 392 426 455 476 498 524 RECO Electric 202 211 225 226 254 279 295 308 a. Amounts reflect the CECONY electric and gas rate plan approved on January 16, 2020. 31

Regulated Utilities' Rates of Return and Equity Ratios (12 Months ended December 31, 2019) Regulated Basis Allowed Actual CECONY Electric 9.0% 8.9% Gas 9.0 8.9 Steam 9.3 9.4 (a) Overall – CECONY 9.0 9.0 CECONY Equity Ratio 48.0% 47.8% O&R Electric 9.0% 10.2% Gas 9.0 9.3 RECO 9.6 3.9 (a) Overall – O&R 9.1 8.9 O&R Equity Ratio 48.0% 48.4% a. Weighted by rate base. 32

Capital Expenditures ($ in millions) $5,235(a) $5,249 $248 $1,078 (b) $1,791 $3,944 $3,937 $11 $24 $3,792 $3,676 $3,606 $400 $400 $76 $3,418 $1,235 $66 $205 $400 $447 $248 $823 $3,533 $3,513 $3,316 $3,093 $3,210 $3,223 $2,922 $2,595 2015 2016 2017 2018 2019 2020E (c) 2021E (c) 2022E (c) Actual Forecast(d) CECONY & O&R Clean Energy Businesses Con Edison Transmission a. 2016 includes Stagecoach JV investment of $974 million. b. 2018 includes Clean Energy Businesses' purchase of Sempra Solar Holdings, LLC. c. Amounts reflect the CECONY electric and gas rate plan approved on January 16, 2020. d. 2019 Form 10-K, page 32. 33

Utilities' Capital Expenditures ($ in millions) $3,533 $3,513 $3,223 $3,316 Steam $3,093 $3,210 $2,922 $2,595 Gas Electric Depreciation 2015 2016 2017 2018 2019 2020E (a) 2021E (a) 2022E (a) Actual Forecast (b) Annual CECONY Capital Expenditures Annual O&R Capital Expenditures Electric Gas Steam Depreciation Electric Gas Depreciation 2015 1,658 671 106 1,040 114 46 68 2016 1,819 811 126 1,106 114 52 67 2017 1,905 909 90 1,195 128 61 71 2018 1,861 1,050 94 1,276 138 67 77 2019 1,851 1,078 91 1,373 142 61 84 2020E(a) 2,150 1,086 92 1,590 153 52 92 2021E(a) 2,162 1,060 85 1,707 155 51 95 2022E(a) 2,019 993 87 1,843 163 54 99 a. Amounts reflect the CECONY electric and gas rate plan approved on January 16, 2020. b. 2019 Form 10-K, page 32. 34

2019 Financing Activity Equity Financing Activity(a) • In March, Con Edison issued approximately 5.6 million common shares for $425 million upon settlement of the remaining portion of the November 2018 equity forward transaction • In June, Con Edison issued 4.75 million common shares for $400 million upon settlement of most of a May 2019 equity forward transaction Debt Financing Activity • In February, Con Edison borrowed $825 million under a two-year variable rate term loan due February 2021 and prepaid in full an $825 million term loan that was due in June 2019 • In May, CECONY issued $700 million of 4.125 percent debentures due 2049 • In May, a CEBs subsidiary borrowed $464 million at a variable rate(b), due 2026, secured by equity interests in solar electric production projects • In June, Con Edison prepaid $150 million of the $825 million term loan due February 2021 • In October, a CEBs subsidiary issued $303 million of 3.82 percent senior notes due 2038 • In November, O&R issued $43 million of 3.73 percent debentures due 2049 • In December, O&R issued $44 million of 2.94 percent debentures due 2029 and $38 million of 3.46 percent debentures due 2039 • In December, Con Edison redeemed $400 million of 2.00 percent debentures that was due March 2020 Debt Maturities in 2019 • CECONY $475 million matured in April, 6.65 percent • RECO securitization matured in May, 5.22 percent • O&R $60 million matured in December, 4.96 percent • Amortizing debt principal payments a. This is in addition to the equity issued through dividend reinvestment, employee stock purchase and long-term incentive plans. b. The company entered into fixed-rate interest rate swaps in connection with this borrowing. 35

Financing Plan for 2020 - 2022 Financing Plan • Issue between $1,500 million and $2,000 million of long-term debt, primarily at the Utilities, in 2020 and approximately $1,800 million in aggregate of long-term debt at the Utilities during 2021 and 2022, in addition to the issuance of long term debt to refinancing maturities at the Utilities • Issue debt secured by the Clean Energy Businesses’ renewable electric production projects and by Con Edison Transmission’s investments • Issue up to $600 million of common equity in 2020 and approximately $1,100 million in aggregate of common equity during 2021 and 2022, in addition to equity issued through dividend reinvestment, employee stock purchase and long-term incentive plans • Planned issuance is in addition to the 1.05 million shares issued for $88 million in January 2020 to settle the remainder of a May 2019 equity forward transaction Debt Maturities ($ in millions) 2020 2021 2022 2023 2024 Con Edison, Inc. [parent company] $3 $1,178 $293 $— $— CECONY 350 640 — — 250 O&R — — — — — CEBs(a) 165 149 144 316 135 Total $518 $1,967 $437 $316 $385 a. Does not include additional principal amounts lenders for PG&E-related project debt may, upon written notice, declare due and payable. See Note C to the financial statements in the Form 10-K.  36

Capital Structure – December 31, 2019 ($ in millions) Consolidated Edison, Inc. Baa1 / BBB+ / BBB+ Debt $ 19,973 52% Equity 18,213 48 Total $ 38,186 100% CECONY O&R Parent and Other A3 / A- / A- Baa1 / A- / A- Debt $ 14,964 51% Debt $ 818 52% Debt $ 4,191 56% Equity 14,147 49 Equity 762 48 Equity 3,304 44 Total $ 29,111 100% Total $ 1,580 100% Total $ 7,495 100% Amounts shown exclude notes payable and include the current portion of long-term debt. Senior unsecured credit ratings shown in order of Moody’s / S&P / Fitch. Moody’s ratings have negative outlook and S&P and Fitch have stable outlooks. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. 37

Commercial Paper and Letters of Credit ($ in millions) 38

Utilities' Sales and Revenues – Electric Fourth Quarter

($ in millions)

Electric – 4th Quarter	Millions of Kilowatt-hours		Revenues in Millions	
	2019	2018	2019	2018
Con Edison of New York				
Residential and Religious	2,357	2,423	$611	$635
Commercial and Industrial	2,334	2,244	440	417
Retail choice customers	5,787	6,270	592	595
Public Authorities	27	16	4	3
NYPA, Municipal Agency and other	2,390	2,422	148	150
Total Sales[(a)]	**12,895**	**13,375**	**$1,795**	**$1,800**
Orange and Rockland				
Residential and Religious	364	365	$66	$67
Commercial and Industrial	187	190	25	24
Retail choice customers	691	700	44	43
Public Authorities	26	27	1	2
Total Sales[(a)]	**1,268**	**1,282**	**$136**	**$136**
Regulated Utility Sales & Revenues				
Residential and Religious	2,721	2,788	$677	$702
Commercial and Industrial	2,521	2,434	465	441
Retail choice customers	6,478	6,970	636	638
Public Authorities	53	43	5	5
NYPA, Municipal Agency and other	2,390	2,422	148	150
Total Sales	**14,163**	**14,657**	**$1,931**	**$1,936**

a. Electric delivery volumes in CECONY's and O&R's service areas decreased 3.6 percent and 1.1 percent, respectively, for the three months ended December 31, 2019 compared with the 2018 period. After adjusting for weather and other variations, electric delivery volumes in CECONY's and O&R's service areas decreased 1.5 percent and 1.0 percent, respectively, for the three months ended December 31, 2019 compared with the 2018 period.

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Utilities' Sales and Revenues – Electric Full Year
($ in millions)

Electric – Full Year

	Millions of Kilowatt-hours		Revenues in Millions	
	2019	**2018**	**2019**	**2018**
Con Edison of New York				
Residential and Religious	10,560	10,797	$2,671	$2,846
Commercial and Industrial	9,908	9,588	1,845	1,850
Retail choice customers	24,754	26,266	2,470	2,624
Public Authorities	111	66	19	12
NYPA, Municipal Agency and other sales	9,821	10,120	644	650
Total Sales[(a)]	**55,154**	**56,837**	**$7,649**	**$7,982**
Orange and Rockland				
Residential and Religious	1,703	1,713	$309	$326
Commercial and Industrial	808	799	112	115
Retail choice customers	2,885	2,974	191	201
Public Authorities	106	131	8	12
Total Sales[(a)]	**5,502**	**5,617**	**$620**	**$654**
Regulated Utility Sales & Revenues				
Residential and Religious	12,263	12,510	$2,980	$3,172
Commercial and Industrial	10,716	10,387	1,957	1,965
Retail choice customers	27,639	29,240	2,661	2,825
Public Authorities	217	197	27	24
NYPA, Municipal Agency and other sales	9,821	10,120	644	650
Total Sales	**60,656**	**62,454**	**$8,269**	**$8,636**

a. Electric delivery volumes in CECONY's and O&R's service areas decreased 3.0 percent and 2.0 percent, respectively, in 2019 compared with 2018. After adjusting for weather and other variations, electric delivery volumes in CECONY's and O&R's service areas decreased 1.1 percent and 1.1 percent, respectively, in 2019 compared with 2018.

conEdison, inc.
ED LISTED NYSE
40

Utilities' Sales and Revenues – Gas Fourth Quarter
($ in millions)

Gas – 4th Quarter

	Thousands of Dekatherms 2019	Thousands of Dekatherms 2018	Revenues in Millions 2019	Revenues in Millions 2018
Con Edison of New York				
Residential	13,367	14,259	$219	$238
General	8,217	8,421	85	92
Firm Transportation	21,121	20,846	147	143
Total Firm Sales and Transportation[(a)]	**42,705**	**43,526**	**451**	**473**
Interruptible Sales	2,579	2,394	8	10
Transportation of Customer Owned Gas	24,427	28,549	13	15
Total Sales	**69,711**	**74,469**	**$472**	**$498**
Off-system Sales	—	9	—	—
Orange and Rockland				
Residential	3,334	3,357	$38	$44
General	720	688	7	8
Firm Transportation	3,029	3,083	19	21
Total Firm Sales and Transportation[(a)]	**7,083**	**7,128**	**64**	**73**
Interruptible Sales	978	904	1	1
Transportation of Customer Owned Gas	279	323	—	—
Total Sales	**8,340**	**8,355**	**$65**	**$74**
Off-system Sales	—	1	—	—
Regulated Utility Sales & Revenues				
Residential	16,701	17,616	$257	$282
General	8,937	9,109	92	100
Firm Transportation	24,150	23,929	166	164
Total Firm Sales and Transportation	**49,788**	**50,654**	**515**	**546**
Interruptible Sales	3,557	3,298	9	11
Transportation of Customer Owned Gas	24,706	28,872	13	15
Total Sales	**78,051**	**82,824**	**$537**	**$572**
Off-system Sales	—	10	—	—

a. Firm sales and transportation volumes in CECONY's and O&R's service areas decreased 1.9 percent and 0.6 percent, respectively, for the three months ended December 31, 2019 compared with the 2018 period. After adjusting for weather and other variations, firm sales and transportation volumes in CECONY's and O&R's service areas increased 1.3 percent and decreased 2.3 percent, respectively, for the three months ended December 31, 2019 compared with the 2018 period.

conEdison, inc.
ED LISTED NYSE
41

Utilities' Sales and Revenues – Gas Full Year
($ in millions)

Gas – Full Year

	Thousands of Dekatherms		Revenues in Millions	
	2019	2018	2019	2018
Con Edison of New York				
Residential	54,402	57,815	$943	$966
General	33,235	34,490	384	390
Firm Transportation	81,710	82,472	593	595
Total Firm Sales and Transportation[(a)]	**169,347**	**174,777**	**1,920**	**1,951**
Interruptible Sales	9,903	7,351	42	40
Transportation of Customer Owned Gas	112,355	127,425	56	59
Total Sales	**291,605**	**309,553**	**$2,018**	**$2,050**
Off-system Sales	12	195	—	1
Orange and Rockland				
Residential	10,209	9,860	$136	$140
General	2,328	2,190	25	26
Firm Transportation	9,459	9,950	63	78
Total Firm Sales and Transportation[(a)]	**21,996**	**22,000**	**224**	**244**
Interruptible Sales	3,668	3,746	6	6
Transportation of Customer Owned Gas	918	960	1	1
Total Sales	**26,582**	**26,706**	**$231**	**$251**
Off-system Sales	1	15	—	—
Regulated Utility Sales & Revenues				
Residential	64,611	67,675	$1,079	$1,106
General	35,563	36,680	409	416
Firm Transportation	91,169	92,422	656	673
Total Firm Sales and Transportation	**191,343**	**196,777**	**2,144**	**2,195**
Interruptible Sales	13,571	11,097	48	46
Transportation of Customer Owned Gas	113,273	128,385	57	60
Total Sales	**318,187**	**336,259**	**$2,249**	**$2,301**
Off-system Sales	13	210	—	1

a. Firm sales and transportation volumes in CECONY's and O&R's service areas decreased 3.1 percent and remained unchanged, respectively, in 2019 compared with 2018. After adjusting for weather and other variations, firm sales and transportation volumes in CECONY's and O&R's service areas increased 1.8 percent and 0.9 percent, respectively, in 2019 compared with 2018.

conEdison, inc.
ED LISTED NYSE
42

Utilities' Sales and Revenues – Steam Fourth Quarter and Full Year ($ in millions) Steam – 4th Quarter Millions of Pounds Revenues in Millions 2019 2018 2019 2018 Con Edison of New York General 142 151 $7 $7 Apartment House 1,588 1,688 41 45 Annual Power 2,957 3,498 91 108 Total Sales (a) 4,687 5,337 $139 $160 Steam – Full Year Millions of Pounds Revenues in Millions 2019 2018 2019 2018 Con Edison of New York General 536 593 $27 $30 Apartment House 5,919 6,358 160 174 Annual Power 13,340 14,811 395 441 Total Sales (a) 19,795 21,762 $582 $645 a. Steam sales and deliveries decreased 12.2 percent and 9.0 percent for the three months and year ended December 31, 2019, respectively, compared with the 2018 periods. After adjusting for weather and other variations, steam sales and deliveries decreased 7.2 percent and 4.4 percent for the three months and year ended December 31, 2019, respectively, compared with the 2018 periods. 43

Income Statement – 2019 Fourth Quarter ($ in millions) CECONY O&R CEBs CET Other(a) Total Total operating revenues $2,573 $215 $161 $1 $1 $2,951 Depreciation and amortization 353 21 57 — — 431 Other operating expenses 1,696 168 85 2 3 1,954 Total operating expenses 2,049 189 142 2 3 2,385 Operating income 524 26 19 (1) (2) 566 Other income (deductions) (4) (3) 2 28 (3) 20 Interest expense 183 11 16 7 3 220 Income before income tax expense 337 12 5 20 (8) 366 Income tax expense 65 2 (14) 5 (5) 53 Net income $272 $10 $19 $15 $(3) $313 Income attributable to non-controlling interest — — 18 — — 18 Net income for common stock $272 $10 $1 $15 $(3) $295 a. Includes parent company and consolidation adjustments. Con Edison’s consolidated financial statements and the notes thereto are in Item 8 of the 2019 Form 10-K. 44

Income Statement – 2019 Full Year
($ in millions)

	CECONY	O&R	CEBs	CET	Other[(a)]	Total
Total operating revenues	$10,821	$893	$857	$4	$(1)	$12,574
Depreciation and amortization	1,373	84	226	1	—	1,684
Other operating expenses	7,100	670	429	9	6	8,214
Total operating expenses	8,473	754	655	10	6	9,898
Operating income	2,348	139	202	(6)	(7)	2,676
Other income (deductions)	(35)	(11)	5	104	(12)	51
Interest expense	728	41	186	25	11	991
Income before income tax expense	1,585	87	21	73	(30)	1,736
Income tax expense	335	17	(58)	21	(19)	296
Net income	$1,250	$70	$79	$52	$(11)	$1,440
Income attributable to non-controlling interest	—	—	97	—	—	97
Net income for common stock	$1,250	$70	$(18)	$52	$(11)	$1,343

For the CEBs, reconciliation of net income for common stock to adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA)

Net income for common stock	$(18)
Mark-to-market pre-tax loss/(gain)	27
HLBV pre-tax loss/(gain)	98
Interest expense/(income), excluding mark-to-market effects of interest rate swaps	153
Income tax (benefit)/expense	(58)
Pre-tax equivalent of production tax credits (25%)	34
Depreciation and amortization	226
Adjusted EBITDA (non-GAAP)	$462

a. Includes parent company and consolidation adjustments.

Con Edison's consolidated financial statements and the notes thereto are in Item 8 of the 2019 Form 10-K.

conEdison, inc.
ED LISTED NYSE
45

Balance Sheet – As of December 31, 2019 ($ in millions) CECONY O&R CEBs CET Other(a) Total ASSETS Current assets $3,543 $243 $511 $2 $(27) $4,272 Investments 461 26 — 1,585 (7) 2,065 Net plant 37,414 2,336 4,121 17 1 43,889 Other noncurrent assets 5,139 401 1,896 14 403 7,853 Total assets $46,557 $3,006 $6,528 $1,618 $370 $58,079 LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities $4,131 $311 $1,525 $135 $185 $6,287 Noncurrent liabilities 13,665 1,115 201 88 (17) 15,052 Long-term debt 14,614 818 2,400 500 195 18,527 Equity 14,147 762 2,402 895 7 18,213 Total liabilities and equity $46,557 $3,006 $6,528 $1,618 $370 $58,079 a. Includes parent company and consolidation adjustments. Con Edison’s consolidated financial statements and the notes thereto are in Item 8 of the 2019 Form 10-K. 46

Statement of Cash Flows – Year Ended December 31, 2019 ($ in millions) (a) CECONY O&R CEBs CET Other Total Net cash flows from/(used in) operating activities $2,502 $190 $199 $194 $49 $3,134 Net cash flows from/(used in) investing activities (3,124) (218) (258) (184) 2 (3,782) Net cash flows from/(used in) financing activities 737 8 184 (12) (58) 859 Net change for the period 115 (20) 125 (2) (7) 211 Balance at beginning of period 818 52 126 2 8 1,006 Balance at end of period (b) $933 $32 $251 $— $1 $1,217 a. Includes parent company and consolidation adjustments. b. See "Reconciliation of Cash, Temporary Cash Investments and Restricted Cash" in Note A in Item 8 of the 2019 Form 10-K. Con Edison’s consolidated financial statements and the notes thereto are in Item 8 of the 2019 Form 10-K. 47

Rating Agency Credit Metrics

Rating Agency	Rating / Outlook[a]	Rating Agency Key Metric[b]	Rating Agency Forecast[c]	Rating Agency Downgrade Threshold
Moody's Investors Services	• CEI: Baa1 / Negative • CECONY: A3 / Negative • O&R: Baa1 / Negative	CFO pre-WC[e] / Debt	• 13% - 16% • 14% - 17% • 12% - 16%	• <15% • <17% • ≤15%
S&P Global Ratings[d]	• CEI: BBB+ / Stable • CECONY: A- / Stable • O&R: A- / Stable	Funds from operations to Debt	• >16%	• <16%
Fitch Ratings	• CEI: BBB+ / Stable • CECONY: A- / Stable • O&R: A- / Stable	Funds from operations-Adjusted Leverage	• Near or at 5.0x • 4.7x • 4.6x	• >5.0x • >5.0x • >5.0x

This slide reflects the company's understanding of certain credit criteria of the rating agencies at this time, which are subject to change.

Source: Moody's Investors Service Credit Opinion January 9, 2020 (CECONY and O&R) and January 10, 2020 (Con Edison); S&P Global Ratings RatingsDirect January 23, 2020; Fitch Ratings press release "Fitch Affirms ConEd & Subsidiaries at 'BBB+'; Outlook Stable" December 17, 2019.

a. Represents senior unsecured ratings. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at anytime.
b. As defined and calculated by each respective rating agency. The rating agencies use other metrics that are not described on this slide.
c. Forecast represents: "12-18 Month Forward View As of Date Published" for Moody's; "2020 onward" for S&P; 2019-2022 average for Fitch.
d. S&P rates CECONY and O&R on a group rating methodology with Con Edison. S&P has not published thresholds specific to CECONY or O&R since 2018.
e. CFO pre-WC is defined by Moody's as cash flow from operations before changes in working capital.

conEdison, inc.
ED LISTED NYSE
48

List of Notes to 2019 Form 10-K Financial Statements Page A – Summary of Significant Accounting Policies and Other Matters 111 – 120 B – Regulatory Matters 120 – 134 C – Capitalization 134 – 136 D – Short-Term Borrowing 136 E – Pension Benefits 137 – 142 F – Other Postretirement Benefits 142 – 146 G – Environmental Matters 146 – 147 H – Other Material Contingencies 148 – 149 I – Electricity Purchase Agreements 149 J – Leases 149 – 151 K – Goodwill 152 L – Income Tax 152 – 156 M – Stock-Based Compensation 156 – 158 N – Financial Information by Business Segment 158 – 160 O – Derivative Instruments and Hedging Activities 160 – 163 P – Fair Value Measurements 163 – 165 Q – Variable Interest Entities 165 – 167 R – Asset Retirement Obligations 167 – 168 S – Related Party Transactions 168 – 169 T – New Financial Accounting Standards 169 – 170 U – Acquisitions, Investments and Dispositions 170 – 171 49